Exhibit 10.1

SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT

THIS SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT, dated as of May 29, 2024 (this “Agreement”), is by and between NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”). In consideration of the mutual promises contained herein, and other good, valuable and adequate consideration, the parties hereto agree as follows:

1.	Agreement of Sale; Closing. The Company agrees to sell to the Subscriber, and the Subscriber agrees to purchase from the Company, one (1) share of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Securities”), which Securities shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”). The Subscriber hereby acknowledges and agrees to the entire terms of the Certificate of Designation, including, without limitation, the voting rights in Section 1 thereof, the redemption of the Securities pursuant to Section 4 thereof, and the restrictions on transfer of the Securities in Section 5 thereof. The purchase price will be paid by the Subscriber to the Company in cash at the price of $1.00 in the aggregate.

2.	Representations and Warranties of the Subscriber. In consideration of the Company’s offer to sell the Securities, and in addition to the purchase price to be paid, the Subscriber hereby covenants, represents and warrants to the Company as follows:

a.	Information About the Company.

i.	The Subscriber is aware that the Company has limited cash and cash equivalents and there is substantial doubt about its ability to continue as a going concern.

ii.	The Subscriber has had an opportunity to ask questions of, and receive answers from, the Company concerning the business, management, and financial and compliance affairs of the Company and the terms and conditions of the purchase of the Securities contemplated hereby. The Subscriber has had an opportunity to obtain, and has received, any additional information deemed necessary by the Subscriber to verify such information in order to form a decision concerning an investment in the Company.

b.	Restrictions on Transfer. The Subscriber covenants, represents and warrants that the Securities are being purchased for the Subscriber’s own personal account and for the Subscriber’s individual investment and without the intention of reselling or redistributing the same, that the Subscriber has made no agreement with others regarding any of such Securities, and that the Subscriber’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Securities in the foreseeable future. Moreover, the Subscriber acknowledges that any of the aforementioned actions may require the prior written consent of the Company’s Board of Directors (the “Board”) pursuant to the Certificate of Designation. The Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of the Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained by the Subscriber for the acquisition of the Securities and for which the Securities were pledged as security, would represent an intent inconsistent with the covenants, warranties and representations set forth above. The Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws in reliance on exemptions from registration under these laws, and that, accordingly, the Securities may not be resold by the undersigned (i) unless they are registered under both the Securities Act and applicable state or foreign securities laws or are sold in transactions which are exempt from such registration, and (ii) except in compliance with Section 5 of the Certificate of Designation, which may require the prior written consent of the Board. The Subscriber therefore agrees not to sell, assign, transfer or otherwise dispose of the Securities (i) unless a registration statement relating thereto has been duly filed and become effective under the Securities Act and applicable state or foreign securities laws, or unless in the opinion of counsel satisfactory to the Company no such registration is required under the circumstances, and (ii) except in compliance with Section 5 of the Certificate of Designation. There is not currently, and it is unlikely that in the future there will exist, a public market for the Securities; and accordingly, for the above and other reasons, the Subscriber may not be able to liquidate an investment in the Securities for an indefinite period.

c.	High Degree of Economic Risk. The Subscriber realizes that an investment in the Securities involves a high degree of economic risk to the Subscriber, including the risks of receiving no return on the investment and/or of losing the Subscriber’s entire investment in the Company. The Subscriber is able to bear the economic risk of investment in the Securities, including the total loss of such investment. The Company can make no assurance regarding its future financial performance or as to the future profitability of the Company.

d.	Suitability. The Subscriber has such knowledge and experience in financial, legal and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Securities. The Subscriber has obtained, to the extent deemed necessary, the Subscriber’s own personal professional advice with respect to the risks inherent in, and the suitability of, an investment in the Securities in light of Subscriber’s financial condition and investment needs. The Subscriber believes that the investment in the Securities is suitable for the Subscriber based upon the Subscriber’s investment objectives and financial needs, and the Subscriber has adequate means for providing for the Subscriber’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities. The Subscriber understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Securities.

e.	Tax Liability. The Subscriber has reviewed with the Subscriber’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement, and has and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents, representatives, employees or affiliates or subsidiaries. The Subscriber understands that the Subscriber (and not the Company) shall be responsible for the Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Under penalties of perjury, the Subscriber certifies that the Subscriber is not subject to back-up withholding either because the Subscriber has not been notified that the Subscriber is subject to back-up withholding as a result of a failure to report all interest and dividends, or because the Internal Revenue Service has notified the Subscriber that the Subscriber is no longer subject to back-up withholding.

f.	Limitation Regarding Representations. Except as set forth in this Agreement, no covenants, representations or warranties have been made to the Subscriber by the Company or any agent, representative, employee, director or affiliate or subsidiary of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than that contained herein and the results of independent investigation by the Subscriber without any influence by the Company or those acting on the Company’s behalf. The Subscriber agrees it is not relying on any oral or written information not expressly included in this Agreement, including but not limited to the information that has been provided by the Company, its directors, its officers or any affiliate or subsidiary of any of the foregoing.

g.	Authority. The Subscriber has full and unrestricted power, capacity and authority to enter into, execute and deliver this Agreement, to perform all of the obligations to be performed by the Subscriber hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Subscriber and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes the valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its respective terms.

3.	Legend. The Subscriber consents to the notation of the Securities with the following legend reciting restrictions on the transferability of the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED, WITHOUT FIRST OBTAINING (I) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER LAWFULLY IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR (II) SUCH REGISTRATION. MOREOVER, THESE SECURITIES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

PARAGRAPH 4 IS REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE SECURITIES ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE SECURITIES HEREUNDER. ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL. THE UNDERSIGNED AGREES TO FURNISH ANY ADDITIONAL INFORMATION THAT THE COMPANY AND ITS COUNSEL DEEM NECESSARY TO VERIFY THE RESPONSES SET FORTH BELOW.

4.	Accredited Status. The Subscriber covenants, represents and warrants that it qualifies as an “accredited investor” as that term is defined in Regulation D under the Securities Act. The information provided under this section of the Agreement is required in connection with the exemptions from the Securities Act and state securities laws being relied on by the Company with respect to the offer and sale of the Securities. The undersigned agrees to furnish any additional information which the Company or its legal counsel deem necessary in order to verify the responses set forth above.

5.	Holding Status. The Subscriber desires that the Securities be held as set forth on the signature page hereto.

6.	Confidentiality. The Subscriber will make no written or other public disclosures regarding the Company and its business, the terms or existence of the proposed or actual sale of Securities or regarding the parties to the proposed or actual sale of Securities to any individual or organization without the prior written consent of the Company, except as may be required by law.

7.	Notice. Correspondence regarding the Securities should be directed to the Subscriber at the address provided by Subscriber to the Company in writing.

8.	No Assignment or Revocation; Binding Effect. Neither this Agreement, nor any interest herein, shall be assignable or otherwise transferable, restricted or limited by Subscriber without the prior written consent of the Company. The Subscriber hereby acknowledges and agrees that the Subscriber is not entitled to cancel, terminate, modify or revoke this Agreement in any way and that the Agreement shall survive the death, incapacity or bankruptcy of Subscriber. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

9.	Indemnification. The Company agrees to indemnify and hold harmless the Subscriber and each current and future officer, director, employee, agent, representative and shareholder, if any, of the Subscriber from and against any and all costs, expenses, loss, damage, judgments or liability associated with this Agreement and the issuance and voting of the Securities.

10.	Modifications. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by the Subscriber and the Company. No delay or failure of the Company in exercising any right under this Agreement will be deemed to constitute a waiver of such right or of any other rights.

11.	Entire Agreement. This Agreement and the exhibits hereto are the entire agreement between the parties with respect to the subject matter hereto and thereto. This Agreement, including the exhibits, supersede any previous oral or written communications, representations, understandings or agreements with the Company or with any officers, directors, agents or representatives of the Company.

12.	Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties hereunder, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction, be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

13.	Governing Law. This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.	Survival of Covenants, Representations and Warranties. The Subscriber understands the meaning and legal consequences of the agreements, covenants, representations and warranties contained herein, and agrees that such agreements, covenants, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment by the Subscriber for the Securities.

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For good, valuable and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees that by signing this Subscription and Investment Representation Agreement, and upon acceptance hereof by the Company, that the terms, provisions, obligations and agreements of this Agreement shall be binding upon the Subscriber, and such terms, provisions, obligations and agreements shall inure to the benefit of and be binding upon the Subscriber and its successors and assigns.

SUBSCRIBER:

Name:

The Company hereby accepts the subscription evidenced by this Subscription and Investment Representation Agreement:

NEUBASE THERAPEUTICS, INC.

By:	/s/ Todd Branning
Name:	Todd Branning
Title:	Interim Chief Executive Officer

EXHIBIT A

Certificate of Designation